EXHIBIT 32



                CERTIFICATIONS PURSUANT TO SECTION 1350
          OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



In connection with the Quarterly Report of General Employment Enterprises, Inc. (the "Company") on Form 10-Q for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of
          section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  August 8, 2003     By:  /s/ Herbert F. Imhoff, Jr.
                          Herbert F. Imhoff, Jr.
                          Chairman of the Board, Chief
                          Executive Officer and President
                          (Chief executive officer)


Date:  August 8, 2003     By:  /s/ Kent M. Yauch
                          Kent M. Yauch
                          Vice President, Chief Financial
                          Officer and Treasurer
                          (Chief financial officer)